   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 24, 1999
          Post-Effective Amendment No. 1 to Registration Statement No. 333-84673 Post-Effective Amendment No. 2 to Registration Statement No. 333-66865
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------
                         Post-effective Amendment No. 1

                                       to
                                    FORM S-3
                             Registration Statement
                                    Under the
                             Securities Act Of 1933

                            ------------------------

                              EMERSON ELECTRIC CO.

             (Exact name of registrant as specified in its charter)

             MISSOURI                                         43-0259330

   (State or other jurisdiction                             (IRS Employer
of incorporation or organization)                        Identification No.)


            8000 WEST FLORISSANT AVENUE, STATION 2431, P.O. BOX 4100
                            ST. LOUIS, MISSOURI 63136

                    (Address of principal executive offices)

        Registrant's telephone number including area code: (314) 533-2000



                              HARLEY M. SMITH, ESQ.

                Assistant General Counsel and Assistant Secretary
                              Emerson Electric Co.
            8000 West Florissant Avenue, Station 2431, P.O. Box 4100
                            St. Louis, Missouri 63136
                                 (314) 553-2431

            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


THIS POST-EFFECTIVE AMENDMENT IS FILED PURSUANT TO RULE 462(D).


================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS.

       Reference is made to the Exhibit Index.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on September 23, 1999.


                                 EMERSON ELECTRIC CO.


                                 By:         * W. J. Galvin
                                    --------------------------------------------
                                              W.J. Galvin
                                    Senior Vice-President-Finance and
                                          Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment, which also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-66865, has been signed below on September 23, 1999 by the following persons in the capacities indicated:


              SIGNATURE                                          TITLE
              ---------                                          -----

               * C. F. Knight                          Chairman of the Board,
--------------------------------------------------         Chief Executive Officer and Director
               (C. F. Knight)



               * W. J. Galvin                          Senior Vice President - Finance and Chief Financial
 --------------------------------------------------        Officer (Principal Accounting Officer)
               (W. J. Galvin)



               * J. G. Berges                          Director
--------------------------------------------------
               (J. G. Berges)



               * L. L. Browning, Jr.                   Director
--------------------------------------------------
               (L. L. Browning, Jr.)



               * A. A. Busch III                       Director
--------------------------------------------------
               (A. A. Busch III)


               * D. C. Farrell                         Director
--------------------------------------------------
               (D. C. Farrell)


               * J. A. Frates                          Director
--------------------------------------------------
               (J. A. Frates)


               * R. B. Horton                          Director
--------------------------------------------------
               (R. B. Horton)


               * G. A. Lodge                           Director
--------------------------------------------------
               (G. A. Lodge)


               * V. R. Loucks, Jr.                     Director
--------------------------------------------------
               (V. R. Loucks, Jr.)


                * R. B. Loynd                          Director
--------------------------------------------------
                (R. B. Loynd)


               * R. L. Ridgway                         Director
--------------------------------------------------
               (R. L. Ridgway)


               * R. W. Staley                          Director
--------------------------------------------------
               (R. W. Staley)


                * A. E. Suter                          Director
--------------------------------------------------
                (A. E. Suter)


                * G. W. Tamke                          Co-Chief Executive Officer and Director
--------------------------------------------------
                (G. W. Tamke)


              * W. M. Van Cleve                        Director
--------------------------------------------------
              (W. M. Van Cleve)


            * E. E. Whitacre, Jr.                      Director
--------------------------------------------------
            (E. E. Whitacre, Jr.)


* By:
            /s/ H. M. Smith.
--------------------------------------------------
              (H. M. Smith)
            Attorney-in-Fact

                                INDEX TO EXHIBITS

         EXHIBIT
         NUMBER            DESCRIPTION OF EXHIBIT
         ------            ----------------------

         1.3      -        Form of Distribution Agreement

         4.3      -        Form of Fixed Rate Medium-Term Note

         4.4      -        Form of Floating Rate Medium-Term Note

         8        -        Opinion regarding tax matters

         12.1     -        Statement re computation of ratios of earnings to
                           fixed charges